UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2014

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Road, Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

(855) 516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2014, the Board of Directors, or the Board, of MobileSmith, Inc., or the Company, appointed Mr. Bob Dieterle, age 48, to serve as the Company’s Chief Operating Officer and Senior Vice President.

Bob Dieterle has served as the Company's Senior Vice President and General Manager since February 2010. Mr. Dieterle is Chief Innovator of the Company’s flagship product, the MobileSmith® Platform.  Mr. Dieterle brings with him over 20 years of global technology experience from companies like IBM and Lenovo and is an accomplished thought leader in the adoption and commercialization of emerging technologies at the consumer and enterprise levels. Prior to joining the Company, Mr. Dieterle served as the Executive Director of World Wide Product Management and Marketing of Services at Lenovo from 2005 to 2009. Mr. Dieterle has a B.S. in Electrical Engineering from North Carolina State University, and an M.B.A. from Duke University’s Fuqua School of Business.

For his service as Chief Operating Officer, Mr. Dieterle is paid a base salary of $141,200 per year, and he is entitled to incentive pay based on client development and retention.  Mr. Dieterle is also able to participate in the Company’s 2004 Equity Compensation Plan.

There are no transactions in which Mr. Dieterle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2014	By:	/s/ Gleb Mikhailov
	Name:	Gleb Mikhailov
	Title:	Chief Financial Officer